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                                                               EXHIBIT (b)(6)(b)

                                    BY-LAWS

                                      OF

                     ML LIFE INSURANCE COMPANY OF NEW YORK


                                   ARTICLE I
                           MEETINGS OF STOCKHOLDERS
                           ------------------------

Section 1.1  Annual Meeting. The annual meeting of the Stockholders for the
             --------------
election of Directors and the transaction of other business shall be held at 10:00 a.m. New York City time on the second Thursday of April in each year or on such other date or at such other hour as may be fixed by the Board of Directors.

Section 1.2  Special Meeting. A special meeting of the Stockholders may be
             ---------------
called at any time by the Board of Directors, the Chairman of the Board or the President, and shall be called by the Secretary upon the written request of the holders of record of a majority of the outstanding shares entitled to vote at the meeting specifying the date, hour and purpose or purposes of the meeting. At such special meeting only such business may be transacted which is related to the purpose or purposes set forth on the notice or waiver of notice of the meeting.

Section 1.3  Place of Meeting. Meetings of the Stockholders shall be held at the
             ----------------
principal office of the Company in the City
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and State of New York, or at such other place within or without State of New
York as may be fixed Dy the Board of Directors.

Section 1.4  Notice. Written notice shall be given of each meeting of the
             ------
Stockholders stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each Stockholder entitled to vote at the meeting. Notice of meeting need not be given to any Stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Stockholder at any meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of the meeting, shall constitute a waiver of notice by him.

Section 1.5  Proxies; Voting. Each Stockholder of record shall be entitled at
             ---------------
every meeting of the Stockholders to one vote for each share of capital stock standing in his name on the record of Stockholders. Every Stockholder entitled to vote at a meeting or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy

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must be signed by the Stockholder or his attorney-in-fact. Directors shall be elected by a plurality of the votes cast at a meeting of the Stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the Stockholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of the Stockholders by the holders of shares entitled to vote thereon.

Section 1.6  Quorum. The presence, in person or by proxy, of the holders of a
             ------
majority of the outstanding shares entitled to vote thereat shall constitute a quorum at a meeting of the Stockholders for the transaction of any business. Despite the absence of a quorum, the Stockholders present in person or by proxy may adjourn the meeting to another time or place. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

Section 1.7  Selection of Inspectors. In advance of any meeting of the
             -----------------------
Stockholders, the Board of Directors may appoint one or more inspectors to act at the meeting for any adjournment. If inspectors are not so appointed, the person presiding at a meeting of the Stockholders may, and on the request of any Stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act,

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the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability.

Section 1.8  Consent of Stockholders without a Meeting. Whenever Stockholders
             -----------------------------------------
are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding snares entitled to vote thereon.


                                  ARTICLE II

                              BOARD OF DIRECTORS
                              ------------------

Section 2.1  Number of Directors. The Board of Directors shall consist of
             -------------------
not less than thirteen (13) nor more than thirty six (36) directors as determined from time to time by vote of the Stockholders or of a majority of the entire Board. As used in these By-laws, "entire Board of Directors" or "entire Board" means the total number of Directors which the Company would have if there were no vacancies. Each Director shall meet the qualifications expressed in the Charter.

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Section 2.2  Election and Terms of Directors. At each meeting of the
             -------------------------------
Stockholders, Directors shall be elected to hold office until the next annual meeting. Each Director shall bold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his death, resignation or removal.

Section 2.3  Regular Meetings. The Board of Directors shall meet for the purpose
             ----------------
of electing officers and the transaction of other business immediately following the adjournment of the annual meeting of the Stockholders at the place of such annual meeting. The time and place of other regular meetings of the Board shall be fixed by the Board.

Section 2.4  Special Meetings. A special meeting of the Board of Directors may
             ----------------
be called at any time by the Chairman of the Board, the President or the Directors to be held on such date and at such hour as is stated in the notice or waiver of notice of the meeting.

Section 2.5  Quorum. A majority of the entire Board of Directors shall
             ------
constitute a quorum for the transaction of business at any regular or special meeting of the Board, except as otherwise described by these By-Laws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time or place.

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Section 2.6  Action by the Board. Except as otherwise prescribed by law, the
             -------------------
Charter of the Company or these By-Laws, the vote of a majority of the Directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

Section 2.7  Notice of Meetings. Notice of a regular meeting of the Board of
             ------------------
Directors need not be given. Notice in writing of each special meeting of the Board of Directors shall be given to each Director at least two days in advance thereof and shall state in general terms the purpose or purposes of the meeting. Any such notice shall be deemed given to a Director when delivered to him or sent by mail, telegram, cablegram, or radiogram addressed to him at his address furnished to the Secretary. Notice of any adjournment of a meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 2.8  Resignations. Any Director may resign at any time by giving written
             ------------
notice to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect on receipt of such notice or at any later time specified therein.

Section 2.9  Removal of Directors. Any Director may be removed by action of the
             --------------------
Board of Directors for cause or by vote of the Stockholders with or without cause.

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Section 2.10  Vacancies. Newly created directorships resulting from an
              ---------
increase in the number of Directors and vacancies occurring in the Board of Directors for any reason (except the removal of Directors without cause) may be filled by vote of the Stockholders or of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring in the Board by reason of the removal of Directors without cause may be filled by vote of the Stockholders or action of the Board.

Section 2.11  Directors' Fees. The Directors shall be paid such fees for
              ---------------
services as Directors as may have been authorized by the Board of Directors.

Section 2.12  Participation in Meetings; Action by Consent Without Meeting. Any
              ------------------------------------------------------------
Director may participate in a meeting of the Board or any Committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and such participation shall constitute presence in person at such meeting. Any action required or permitted to be taken by of the Board or any Committee thereof may be taken without a meeting if all members of the Board or any committee, thereof as the case may be, consent in writing to the adoption of a resolution authorizing the action and such written consents and resolution are filed with the minutes of the Board or such committee, as the case may be.

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                                  ARTICLE III

                                  COMMITTEES
                                  ----------

Section 3.1  General. The Board of Directors, by resolution adopted by a
             -------
majority of the entire Board, may designate from among its members, an executive committee and other standing committees each consisting of at least three Directors. The Board may designate by resolution adopted by a majority of the entire Board one or more Directors as alternate members of any committee, who may replace any absent member or members at any meeting of such committee. Each committee shall serve at the pleasure of the Board.

Section 3.2  Powers. Each committee shall have the authority of the Board of
             ------
Directors to the extent provided in the resolution designating such committee, except that no committee shall nave authority to submit to the Stockholders any action for which Stockholder's approval is required by law, to fill vacancies in the Board or in any committee, to fix the compensation of the Directors for serving on the Board or any committee, to amend or repeal any of these By-Laws or to adopt new By-Laws, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable.

Section 3.3  Quorum and Manner of Acting. Except as otherwise prescribed by the
             ---------------------------
Board of Directors, a majority of the total

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membership which a committee would have if there were no vacancies shall constitute a quorum for the transaction of business and the vote of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of such committee. Except as provided in these By-Laws or otherwise prescribed by the Board, each committee may elect a Chairman from among its members, fix the time and date of its meeting and adopt other rules of procedure. Any action taken by a committee shall be reported to the Board at its next meeting.

Section 3.4  Resignation. Any member of a committee may resign at any time by
             -----------
giving written notice to the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect on receipt of such notice or at any later time specified therein.

Section 3.5  Removal of Members. Any member of a committee may be removed by
             ------------------
action of the Board of Directors with or without cause.

Section 3.6  Vacancies. Any vacancy occurring in any committee for any reason
             ---------
may be filled by resolution adopted by a majority of the entire Board.

Section 3.7  Subcommittees. Any committee may appoint one or more subcommittees
             -------------
from its members. Any such subcommittee may be

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charged with the duty of considering and reporting to the appointing committee on any matter within the responsibility of the committee appointing such subcommittee.

                                  ARTICLE IV

                                   OFFICERS
                                   --------

Section 4.1  General. The officers of the Company shall be a Chairman of the
             -------
Board, a President, one or more Vice Presidents, a Controller, a Secretary, a Treasurer, an Actuary and such other officers as the Board of Directors may determine. Each officer shall hold office for the term for which he is elected and until his successor has been elected and until his successor has been elected and qualified or until his death, resignation or removal. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board may require any officer to give security for the faithful performance of his duties.

Section 4.2  Resignation. Any officer may resign at any time by giving written
             -----------
notice to the Chairman of the Board, the President or Secretary. Such resignation shall take effect on receipt of such notice or at any later time specified therein.

Section 4.3  Removal of Officers and Vacancies. Any officer elected by the Board
             ---------------------------------
of Directors may be removed by the Board

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with or without cause. A vacancy occurring in any office for any reason may be filled by action of the Board of Directors.

Section 4.4  Chief Executive Officer. The Chairman of the Board or the President
             -----------------------
shall be chief executive officer of the company as the Board of Directors from time to time shall determine, and the Board of Directors from time to time may determine who shall act as chief executive officer in the absence or inability to act of the then incumbent.

          Subject to the control of the Board and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall be responsible for the general management and direction of all the business and affairs of the Company.

Section 4.5  Chairman of the Board. The Chairman of the Board shall be elected
             ---------------------
from among the members of the Board of Directors. He shall preside at all meetings of the Stockholders and of the Board at which he is present. He shall also exercise such powers and perform such duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to authorization of the Board.

Section 4.6  President. The President shall be elected from the members of the
             ---------
Board of Directors. The President shall exercise such powers and perform such duties as may be delegated or

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assigned to or required of him by these By-Laws or by or pursuant to authorization of the Board or (if the President is not the chief executive officer) by the chief executive officer.

          In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders and of the Board at which he is present.

Section 4.7  Vice President. Each Vice President, including any Executive or
             --------------
Senior Vice President, shall exercise such powers and perform such duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to authorization of the Board or the President.

Section 4.8  Controller. The Controller shall be responsible for keeping and
             ----------
maintaining the books of account of the company, subject to the control of the Board of Directors and the President. The Controller shall exercise such powers and perform such other duties as relate to the office of the Controller, and also such powers and duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to authorization of the Board or the President.

Section 4.9  Secretary. The Secretary shall issue notices and keep the minutes
             ---------
of the meetings of the stockholders and of the Board of Directors and its committees and shall have custody of

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the Company's corporate seal and records. The Secretary shall exercise such powers and perform such other duties as relate to the office of the Secretary, and also such powers and duties as may be delegated or assigned to or required of him or pursuant to authorization of the Board, the Chairman of the Board, or the President. The Board may also elect or appoint one or more Assistant Secretaries to act in place of the Secretary.

Section 4.10  Treasurer. The Treasurer shall be responsible for purchasing and
              ---------
selling securities pursuant to authorization of the Board of Directors or any committee thereof and the safekeeping of the Company's funds and securities. The Treasurer shall exercise such powers and perform such other duties as relate to the office of the Treasurer and also such powers and duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to the authorization of the Board or the President.

Section 4.11  Actuary. The Actuary shall be responsible for all actuarial
              -------
calculations and the preparation of all policy forms to be issued by the Company, subject to the control of the Board of Directors and the President. The Actuary shall exercise such powers and perform such other duties as relate to the office of Actuary, and also such powers and duties as may be delegated or assigned to or required of him by these By-Laws or by or pursuant to the authorization of the Board or the President.

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Section 4.12  Other Officers. Each other officer shall exercise such powers
              --------------
and perform such duties as may be delegated or assigned to or required of him or her by or pursuant to authorization of the Board or the President.

                                   ARTICLE V

                           EXECUTION OF INSTRUMENTS
                           ------------------------

Section 5.1  Execution of Instruments. Any one of the following, namely, the
             ------------------------
Chairman of the Board, the President, any Vice President, or any officer, employee or agent designated by or pursuant to author) action of the Board of Directors or any committee thereof, shall have power to execute instruments on behalf of the Company (other than checks, drafts and orders drawn on funds of the Company deposited in its name in banks) and to affix the corporate seal. If any such instrument is to be executed on behalf of the Company by more than one person, any two or more of the foregoing or any one or more of the foregoing with an Assistant Secretary or an Assistant Treasurer shall have power to execute such instrument and affix the corporate seal.
          The signature of any officer may be in facsimile on any such instrument if it shall also bear the actual signature, or personally inscribed initials, of an officer, employee or agent empowered by or pursuant to the first sentence of this Section to execute such instrument, provided that the Board of Directors or a committee thereof may authorize the issuance of insurance

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contracts and annuity contracts on behalf of the Company bearing the facsimile signature of an officer without the actual signature or personally inscribed initials of any person.
          All checks, drafts and other orders drawn on funds of the Company deposited in its name in banks shall be signed by one or more officers or employees, but only pursuant to authorization of and in accordance with rules prescribed by the Board, which rules may permit the use of facsimile signatures.

Section 5.2  Facsimile Signatures of Former Officers. If any officer whose
             ---------------------------------------
facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued, it may be issued with the same effect as if he had been such officer at the time of its issue.

Section 5.3  Meaning of Term "Instruments". As used in this Article V, the term
             -----------------------------
"instruments" includes, but is not limited to, contracts and agreements, checks, drafts and other orders for the payment of money, transfers of bonds, stocks, notes and other securities, and powers of attorney, deeds, leases, releases of mortgages, satisfactions and other instruments entitled to be recorded in any jurisdiction.

                                  ARTICLE VI

                        FINANCIAL STATEMENTS AND AUDIT
                        ------------------------------

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Section 6.1  Annual Statement and Records.  At the meeting of the Board of
             ----------------------------
Directors following the annual meeting of the Stockholders, the Annual Statement of the Company for the preceding year, together with a certificate of verification thereof, by such independent Public Accountants as may have been selected by the Board of Directors, shall be submitted to the Board. Interim quarterly reports on the financial condition of the Company shall also be submitted to the Board. The Annual Statement and interim reports shall be filed with the records of the Board and a note of such submission shall be spread upon the minutes. The Controller shall also report from time to time to the Board or any committee any other matters coming to his attention in the course of this duties which in his judgment should be brought to their attention.

Section 6.2  Independent Public Accountants. The books and accounts of the
             ------------------------------
company shall be audited throughout each year by such independent Public Accountants as shall be selected by the Board of Directors.

                                  ARTICLE VII

                                INDEMNIFICATION
                                ---------------

Section 7.1  Indemnification of Directors, Officers, Employees and
             -----------------------------------------------------
Incorporators. To the extent permitted by the law of the
-------------
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State of New York and subject to all applicable requirements thereof:
          a) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator, or intestate, is or was a director, officer, employee or incorporator of the Company shall be indemnified by the Company;
          b) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by Penn of the fact that he, his testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and
          c) the related expenses of any such person in any other of said categories may be advanced by the Company.

                                  ARTICLE VII

                                 CAPITAL STOCK
                                 -------------

Section 8.1  Form of Certificates. Certificates representing shares of capital
             --------------------
stock of the Company shall be in such form as shall be approved by the Board of Directors. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or the Treasurer, and may be sealed with the corporate seal of the Company or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the-certificate is countersigned by transfer agent

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or registered by a registrar other than the Company itself or its employee.

Section 8.2  Registered Owner. Prior to due presentment for registration of
             ----------------
transfer of a certificate for shares of its capital stock, the Company may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers an owner.

Section 8.3  Certificates Lost or Destroyed. The Company may issue a new
             ------------------------------
certificate for shares in place of any certificate therefore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative to give the company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

Section 8.4  Record Date. The Board of Directors may fix, in advance, a date as
             -----------
the record date for the determination of Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights. The Board may also fix a date as the record date for the purpose

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of any other action.  The record date may not be more than fifty (50) nor less than ten (10) days before the date of the meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of the Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS
                             --------------------

Section 9.1  Amendment of BY-Laws. These By-Laws may be amended or repealed and
             --------------------
new By-Laws may be adopted by vote of the Stockholders or of a majority of the entire Board.

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